SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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World Fuel Services Corporation

(Name of Registrant as Specified In Its Charter)

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WORLD FUEL SERVICES CORPORATION

9800 Northwest 41st Street, Fourth Floor

Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 27, 2003

Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the “Company”), will be held on May 27, 2003, at 10:00 a.m., local time, at the Company’s new offices, 9800 Northwest 41 Street, Fourth Floor, Miami, Florida 33178, for the following purposes:

1.	To elect nine (9) Directors of the Company.

2.	To amend the Company’s 1993 Non-Employee Directors Stock Option Plan (the “1993 Plan”) to: (a) extend the term for five years, or until December 15, 2008; and (b) increase the number of shares of Common Stock available for issuance of options under the 1993 Plan from 150,000 shares to 250,000 shares.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on April 15, 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Whether or not you expect to be present at the meeting, please date, sign, and promptly return the enclosed proxy, which is solicited by and on behalf of the Board of Directors. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

By Order of the Board of Directors WORLD FUEL SERVICES CORPORATION

By:	/s/ ILEANA DE ARMAS
Ileana de Armas, Corporate Secretary

April 25, 2003

i

PROXY STATEMENT

WORLD FUEL SERVICES CORPORATION

9800 Northwest 41st Street, Fourth Floor

Miami, Florida 33178

ANNUAL MEETING OF SHAREHOLDERS

to be held on May 27, 2003

INTRODUCTION

This Proxy Statement is furnished to the shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the place and time and for the purposes set forth in the attached Notice of Meeting. The Company is sometimes referred to in this Proxy Statement as “we,” “our” and “us.”

This Proxy Statement and the accompanying proxy form are first being sent to shareholders on or about April 25, 2003.

Pursuant to the By-Laws of the Company, the Board has ordered the Annual Meeting of Shareholders to be held on May 27, 2003, and has fixed the close of business on April 15, 2003, as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Proxies in the accompanying form, properly executed, duly returned to us and not revoked, will be voted in the manner specified. If no instructions are specified in the proxy, proxies will be voted in favor of the election of the Director nominees named in this Proxy Statement and in favor of amending the Company’s 1993 Non-Employee Directors Stock Option Plan. Returning a signed proxy will not affect your right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the Chief Executive Officer of the Company, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.

In August 2002, we changed our fiscal year end from March 31 to December 31, effective as of December 31, 2002. The Transition Report of the Company for the nine months ended December 31, 2002, including the consolidated financial statements, is being mailed to each shareholder together with this Proxy Statement.

OUTSTANDING VOTING STOCK

On April 15, 2003, the Company had 10,710,427 outstanding shares of common stock (net of treasury stock), par value $.01 per share (the “Common Stock”), which constitute the only class of voting securities of the Company. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Each holder of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by proxy, at all meetings of shareholders. Directors are elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. All other matters to be considered at the Annual Meeting shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

As of April 15, 2003, the nine nominees for Director of the Company beneficially owned a total of 400,025 shares of Common Stock, or approximately 3.7% of the shares of Common Stock outstanding. The nominees have informed the Company that they intend to vote their shares of Common Stock to elect themselves to the Board of Directors. See “Principal Shareholders and Security Ownership of Management” below.

COSTS OF SOLICITATION

The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. Solicitation of proxies may be made through personal calls upon, or telephone or other communications with, shareholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Nine individuals have been nominated to serve as Directors for the ensuing year and until their successors shall have been duly elected and qualified. The persons named in the accompanying proxy form have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed in the table on the following page. Management does not contemplate that any of the nominees named in the table will be unable, or will decline, to serve; however, if any of the nominees is unable to serve, or declines to serve, the persons named in the accompanying proxy form may vote for another person, or persons, in their discretion, unless the Board chooses to reduce the number of Directors serving on the Board.

The following table sets forth certain information with respect to each nominee for election to the Board. All of the nominees currently serve as Directors of the Company. A summary of the background and experience of each nominee is set forth in the paragraphs following the table. Ralph R. Feuerring, a director since 1988, was not nominated for reelection, and will retire from the Board as of the date of the Annual Meeting.

Name and Position with the Company	Age at April 15, 2003	Year First Became Director of the Company
Paul H. Stebbins, Chairman of the Board and Chief Executive Officer	46	1995

Michael J. Kasbar, President and Chief Operating Officer	46	1995

John R. Benbow, Member of Audit Committee and Chairman of Compensation and Governance Committees	71	1989

Myles Klein, Chairman of Audit Committee and Member of Governance Committee	64	1995

Jerome Sidel, Member of Compensation and Governance Committees	68	2000

Luis R. Tinoco Member of Governance Committee	62	1997

Ken Bakshi Member of Compensation and Governance Committees	53	2002

Richard A. Kassar Member of Audit and Governance Committees	55	2002

J. Thomas Presby Member of Audit and Governance Committees	63	2003

PAUL H. STEBBINS has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since July 2002. He has served as a Director of the Company since June 1995. Mr. Stebbins served as President and Chief Operating Officer of the Company’s Marine Fuel Services Segment from January 1995 to July 2000, and served as President and Chief Operating Officer of the Company from July 2000 to July 2002. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder, and director of Trans-Tec Services, Inc., a New York corporation (“Trans-Tec New York”), and its affiliated companies.

MICHAEL J. KASBAR has served as a Director of the Company since June 1995 and as President and Chief Operating Officer since July 2002. From January 1995 to July 2002, he served as Chief Executive Officer of the Company’s Marine Fuel Services Segment. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder, and director of Trans-Tec New York and its affiliated companies. Mr. Kasbar is the first cousin of Richard A. Kassar, a Director.

JOHN R. BENBOW has served as a Director of the Company since 1989. Mr. Benbow has served as President of Benbow & Associates, Inc., a construction management firm located in Miami, Florida, since June 1988. From December 1986 to May 1988, Mr. Benbow was employed as President of Weiner, Kane & Benbow, Inc., an investment banking and stock brokerage firm located in Miami, Florida. From May 1983 to November 1986, Mr. Benbow was employed as President of Florida National Bank, formerly a commercial bank in Miami, Florida.

MYLES KLEIN has served as a Director of the Company since February 1995. Mr. Klein has been a partner in the accounting firm of Klein & Barreto, P.A., in Miami, Florida, since 1985. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton.

JEROME SIDEL has served as a Director of the Company since June 2000. He also served as a consultant to the Company from 1984 until 2000. Since 1998, Mr. Sidel has served as the president of New York Store Leasing Inc., a real estate company. From 1995 through 1997, Mr. Sidel served as the president of the Lexington 54th St. Association, a real estate leasing company, and as consultant to R.F. Lafferty & Co., an option brokerage firm, as well as other companies.

LUIS R. TINOCO, a Director of the Company since June 1997, is an attorney and has served as a partner of Lara, Lopez, Matamoros, Rodriguez and Tinoco, a law firm in Costa Rica, since 1971. Mr. Tinoco also serves as sole director of the Company’s international sales companies located in Costa Rica. Mr. Tinoco has also served as an Ambassador of Costa Rica to Great Britain and on several United Nations committees.

KEN BAKSHI, a Director of the Company since August 2002, has been employed as President and Chief Executive Officer of Row 2 Technologies, a software development firm, since December 2001. From July 2000 to December 2001, he was employed as Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet based marketplaces. From 1994 to 2000, Mr. Bakshi was employed by American Home Products Company (NYSE:WYE) in various positions, and most recently served as Senior Vice President of the Global Agricultural Products Group.

RICHARD A. KASSAR, a Director of the Company since August 2002, has been employed as Senior Vice President and Chief Financial Officer of The Meow Mix Company since February 2002. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands.

From 1986 to December 1999, he was employed by Chock Full O’Nuts in various positions, and most recently served as Senior Vice President and Chief Operating Officer. Mr. Kassar is the first cousin of Michael J. Kasbar, the President and a Director of the Company.

J. THOMAS PRESBY has served as a Director of the Company since February 2003. Mr. Presby was employed for 30 years as a partner in Deloitte & Touche Tohmatsu (“DTT”), a public accounting firm, until he accepted mandatory retirement in June 2002. At the time of his retirement, Mr. Presby was serving as Deputy Chief Executive Officer of DTT, a position he held since 2001. From 1995 to 2000, Mr. Presby served as Deputy Chairman and Chief Operating Officer of DTT. Mr. Presby currently serves on the following boards of directors: The German Marshall Fund of the USA, Chairman of audit committee; GreenPoint Financial Corp. (NYSE), member of audit committee; and PracticeWorks (NASDAQ), Chairman of audit committee.

BOARD OF DIRECTORS

During the nine months ended December 31, 2002, the Company’s Board held five formal meetings. The Board has three committees, the Audit Committee, the Compensation Committee, and the Governance Committee. Except for two directors who missed one Board meeting, all of the Directors attended all of the meetings of the Board during the nine months ended December 31, 2002. Except for one director who missed one Audit Committee meeting during the nine months ended December 31, 2002, all of the directors attended all of the meetings of the Board Committees on which they served.

The Audit Committee

The Audit Committee consists of Myles Klein, Chairman, John R. Benbow, Ralph R. Feuerring, Richard Kassar and J. Thomas Presby. Mr. Feuerring is retiring as a director and member of the Audit Committee effective on the date of the Annual Meeting. The Audit Committee held four formal meetings during the nine months ended December 31, 2002.

The Audit Committee operates pursuant to a written charter first adopted in 2000. The charter was last amended by the Board of Directors in February 2003, in order to comply with new regulations proposed by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). The Audit Committee charter is reviewed and updated at least annually. The current version of the charter is attached to this Proxy Statement as Appendix A. The Company expects to amend the Audit Committee Charter as necessary to comply with the governance rules proposed by the SEC and NYSE when such rules are adopted in final form.

Company management is responsible for preparing the Company’s consolidated financial statements and for the financial reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States. Acting for the Board of Directors, the Audit Committee provides oversight of the financial reporting process and the internal control system. More specifically, the Audit Committee performs the following principal functions: reviews the qualifications, independence and performance of the Company’s independent auditors; approves the appointment of independent auditors for the ensuing year; reviews the scope and budget for the annual audit; reviews with the independent auditors the results of the audit engagement, including review of the consolidated financial statements and the management letter; approves all non-audit services provided by the independent auditors; reviews the scope of, and compliance with, the

Company’s internal controls; reviews the effectiveness of the Company’s internal audit function; and recommends to the Board of Directors that the audited consolidated financial statements be included in the Company’s Transition Report on Form 10-K.

The Board has determined that each Audit Committee member is “independent” as defined in the NYSE listing standards.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management and with the independent auditors the audited consolidated financial statements for the nine months ended December 31, 2002. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. Additionally, the Audit Committee (i) has received from the independent auditors the written disclosures required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, (ii) has considered whether the provision of tax and accounting research and other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence, and (iii) has discussed with the independent auditors their independence from the Company and its management.

In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Transition Report on Form 10-K for the nine months ended December 31, 2002, for filing with the SEC.

Myles Klein, Chairman

John R. Benbow, Member

Ralph Feuerring, Member

Richard Kassar, Member

J. Thomas Presby, Member

The Compensation Committee

The Compensation Committee consists of John R. Benbow, Chairman, Ken Bakshi and Jerome Sidel. The Board has determined that each member of the Compensation Committee is independent as defined in the NYSE listing standards. The Compensation Committee held ten formal meetings during the nine months ended December 31, 2002.

The Compensation Committee is responsible for establishing and administering the Company’s executive compensation programs. The committee annually reviews the total compensation for the Company’s two most senior executives and makes recommendations to the Board of Directors, which has final approval for their compensation. The committee also reviews senior management’s recommendations regarding the compensation of other executives of the Company and its subsidiaries. The Compensation Committee’s report on executive compensation is set forth in the “Compensation of Executive Officers” section of this Proxy Statement.

The Governance Committee

The Governance Committee was formed in October 2002 and consists of all non-employee directors. The Governance Committee meets in executive session (without management present) prior to each scheduled Board meeting, and at other times as may be necessary to perform the committee’s functions. Two of these meetings were held during the nine months ended December 31, 2002, and all the independent directors attended the meetings. John R. Benbow was elected as Chairman of the Governance Committee. The Board has determined that all members of the Governance Committee are independent as defined in the NYSE listing standards.

The primary functions of the Governance Committee are to recommend to the Board the corporate governance principles and polices applicable to the Company; to lead the Board in its annual performance evaluation of the Board and individual members; to identify individuals qualified to become members of the Board; and to recommend to the Board the director nominees for the next annual meeting of shareholders; and to recommend to the Board the members to serve on the Board’s committees.

Compensation of Directors

Annual Fees. Directors who are not Company employees receive an annual fee of $35,000. Directors serving on the Audit and Compensation Committees of the Board receive an additional fee of $3,500 per year, and chairpersons of the Audit, Compensation and Governance committees receive an additional $3,750 per year. Luis R. Tinoco, a non-employee Director of the Company, receives an additional monthly fee of $4,000 for serving as sole director of two of the Company’s subsidiaries, Trans-Tec International S.R.L. and World Fuel International S.R.L. Directors of the Company who are employed by the Company do not receive additional compensation for serving as Directors.

Stock Options. Pursuant to the 1993 Non-Employee Directors Stock Option Plan (the “1993 Plan”), each Director who is not employed by the Company receives annual stock options to purchase Common Stock in the Company. Each non-employee Director receives a non-qualified option to purchase 5,000 shares when such person is first elected to the Board and receives a non-qualified option to purchase 5,000 shares each year that the individual is re-elected to the Board. If a director is elected to the Board during the course of the fiscal year, he receives a pro-rated portion of the 5,000 share stock option.

All options granted under the 1993 Plan fully vest and are exercisable twelve months after the date of grant. Under the 1993 Plan, each grant of options to a non-employee Director remains exercisable for a term of five years from the grant date so long as such non-employee Director remains a member of the Board of Directors. The exercise price for options granted under the 1993 Plan may not be less than the fair market value of the Common Stock, which is defined as the closing price for the Common Stock at the end of the day preceding the date of grant. The exercise price must be paid in cash or in Common Stock.

As of December 31, 2002, options to purchase 80,230 shares of the Company’s Common Stock remain outstanding under the 1993 Plan and 6,250 shares are available for future grant. The exercise prices of the options granted and outstanding under the 1993 Plan range from $7.00 to $19.65 per share. The outstanding options at December 31, 2002 expire between August 2003 and August 2007.

On August 27, 2002, the seven non-employee Directors who were elected to the Board on that date (i.e., Messrs. Benbow, Feuerring, Klein, Sidel, Tinoco, Kassar and Bakshi) each received options to purchase 5,000 shares at an exercise price of $19.65 per share. During the nine months ended December 31, 2002, the non-employee Directors as a group exercised options to purchase an aggregate of 14,770 shares of Common Stock at exercise prices ranging from $7.00 per share to $14.88 per share.

An amendment to the 1993 Plan will be submitted for shareholder approval at the Annual Meeting. For additional information regarding this amendment, the 1993 Plan, and the outstanding options under such plan, see “Proposal No. 2 — Amendment of the 1993 Non-Employee Directors Stock Option Plan,” below.

Stock Grants. To further promote Director stock ownership, the Board has adopted a plan pursuant to which the Company issues to each of the non-employee Directors 500 shares of Common Stock (the “Stock Grant”) each year, upon his re-election to the Board of Directors, at no cost to the Director. All of these shares vest immediately. The Stock Grants are in addition to, and not in lieu of, options granted under the 1993 Plan. The Stock Grants for 2003 will be made immediately after the Annual Meeting.

From April through July 2002, Messrs. Benbow and Sidel served on a sub-committee of the Compensation Committee that worked on the retirement of the Company’s former Chairman of the Board and the promotion of Paul Stebbins to Chairman. Messrs. Benbow and Sidel each received a grant of 300 shares of Common Stock as compensation for their service on this sub-committee.

During the nine months ended December 31, 2002, the Company did not provide the Directors with any other compensation in connection with their participation on the Board or Board Committees or with respect to special assignments.

Stock Ownership Guidelines

Under the Company’s stock ownership guidelines for directors, each Director is required to accumulate, over a period of five years, shares of our Common Stock having a value that is at least equal to the cash fees paid to the Director each year.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 15, 2003, the number of shares of Common Stock of the Company owned beneficially by each nominee for Director of the Company, the five most highly compensated executive officers of the Company during the nine months ended December 31, 2002, the Company’s former Chief Executive Officer, and all the foregoing persons as a group. The table also shows the name and address of each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as shown in the table, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Unless otherwise stated, all shares are held with sole dispositive and voting power.

Name and Address	Number of Shares Owned(1)(2)		Shares Acquirable Within 60 Days(3)	Percent(4)

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	723,970	(5)		6.8%

FMR Corp. 82 Devonshire Street Boston, MA 02109	1,379,806	(6)		12.9%

NFJ Investment Group, L.P. 800 Newport Center Drive Newport Beach, CA 92660	590,900	(7)		5.5%

Barclays Global Investors, NA 45 Fremont Street 17th Floor San Francisco, CA 94105	548,537	(8)		5.1%

Paul H. Stebbins	172,729		237,705	3.7%
Michael J. Kasbar	201,518		139,653	3.1%
Michael Clementi	10,000		30,434	*
Francis X. Shea	40,500		5,000	*
John R. Benbow	6,978		12,730	*
Myles Klein	2,500		20,000	*
Robert S. Tocci	10,000		—	*
Jerome Sidel	11,800		10,000	*
Luis R. Tinoco	2,500		10,000	*
Ken Bakshi	1,500		5,000	*
Richard A. Kassar	500		5,000	*
J. Thomas Presby	—		—	*
Jerrold Blair (9)	42,687		421,500	4.2%

All Executive Officers and
Director Nominees as a Group (13 persons)	503,212		897,022	12.1%

* Less than one percent (1%)

(1)	The number of shares shown includes shares that are individually or jointly owned, shares over which the individual has either sole or shared investment or voting authority, and shares owned by members of the individual’s family that reside in the same home as the individual.

(2)	This column includes restricted shares of Common Stock owned by the named executive officers. The executives may vote the restricted shares and receive dividends thereon, but may not transfer the shares prior to vesting. The restricted shares vest at various times over a period of years ending in 2007. The named executive officers own the following number of restricted shares:

Paul Stebbins	25,000 shares
Michael Kasbar	43,750 shares
Michael Clementi	10,000 shares
Francis Shea	3,000 shares
Robert Tocci	10,000 shares
all executive officers	91,750 shares

(3)	Reflects the number of shares that could be purchased pursuant to options exercisable at April 15, 2003 or within 60 days thereafter under the Company’s stock option plans.

(4)	The percentages shown are based on 10,710,427 shares of Common Stock issued and outstanding on April 15, 2003, except that, in the case of individuals or groups that may acquire shares pursuant to options, the percentages are based on the 10,710,427 shares issued and outstanding, plus the shares which may be acquired by the individual or group pursuant to outstanding stock options exercisable within the next 60 days.

(5)	Based on information disclosed, as of February 14, 2003 in a Schedule 13G/A filed with the SEC. Dimensional Fund Advisors Inc. (“Dimensional”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts, and accounts are defined for purposes hereof as the “Funds.” In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over all the shares of Common Stock of the Company that are owned by the Funds, and may be deemed the beneficial owner of such shares. The Funds own 723,970 shares of Common Stock of the Company; Dimensional disclaims beneficial ownership of such securities.

(6)	Based on information disclosed, as of February 14, 2003, in a Schedule 13G/A filed with the SEC. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,250,906 shares of the outstanding Common Stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Fidelity Funds”). The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,249,906 shares of the Common Stock outstanding. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson, 3d, FMR Corp. (through its control of Fidelity), and the Fidelity Funds each has sole power to dispose of the 1,250,906 shares owned by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson, 3d (Chairman of FMR Corp.) has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 128,900 shares of the Common Stock outstanding of the Company as a result of its serving as investment manager of certain institutional account(s). Edward C. Johnson, 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 128,900 shares and sole power to vote or to direct the voting of 128,900 shares of Common Stock owned by the institutional account(s) as reported above.

Members of the Edward C. Johnson, 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(7)	Based on information disclosed, as of February 12, 2003 in a Schedule 13G/A filed with the SEC. NFJ Investment Group L.P. (“NFJ”) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. NFJ may be deemed the beneficial owner of shares of Common Stock held for investment advisory clients or discretionary accounts. NFJ has the sole power to dispose of the shares and to vote the shares under its written guidelines.

(8)	Based on information disclosed, as of February 12, 2003 in a Schedule 13G filed with the SEC. Barclays Global Investors, NA (“Barclays Global”) and Barclays Global Fund Advisors (“Advisors”) are banks as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. Barclays Global and Advisors have sole dispositive and voting power over 488,972 and 59,565 shares of Common Stock, respectively. The shares are held by the reporting entities in trust accounts for the economic benefit of the beneficiaries of those accounts.

(9)	Jerrold Blair served as the Company’s Chairman and Chief Executive Officer until July 26, 2002.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers of the Company and its principal subsidiaries. A summary of the background and experience of each executive officer, other than Messrs. Stebbins and Kasbar, is set forth in the paragraphs following the table. The background and experience of Messrs. Stebbins and Kasbar are described above in the section captioned “Proposal No. 1 – Election of Directors.” All executive officers serve at the discretion of the Board.

Name and Position with the Company	Age at April 15, 2003	Year First Became Executive Officer of the Company

Paul H. Stebbins, Chairman of the Board and Chief Executive Officer	46	1995

Michael J. Kasbar, Director, President, and Chief Operating Officer	46	1995

Michael Clementi, President of the Aviation Fuel Services Segment	41	1998

Francis X. Shea, Executive Vice President and Chief Financial Officer	62	2001

Robert S. Tocci, Executive Vice President of the Company and President of the Marine Fuel Services Segment	49	1988

MICHAEL CLEMENTI has served as President of the Company’s Aviation Fuel Services Segment since April 1998. From August 1994 to March 1998, he served as Senior Vice President of World Fuel Services, Inc., a subsidiary of the Company.

FRANCIS X. SHEA has served as Executive Vice President of the Company since September 2001. He was appointed Chief Financial Officer on July 1, 2002. From September 1999 to August 2001, he served as Director and Senior Advisor for the Center for Business and Advisory Services, an organization based in Jakarta, Indonesia that provides consulting and financial services. He served as the Jakarta, Indonesia representative of the Company’s Marine Fuel Services Segment from January 1999 to December 1999. From February 1991 to December 1994, he also served as President and Chief Operating Officer of Trans-Tec New York.

ROBERT S. TOCCI was appointed President of the Company’s Marine Fuel Services Segment in March 2001. He has served as Executive Vice President of the Company since April 1995, and served as Senior Vice President and Chief Financial Officer of the Company from April 1988 to April 1995. From November 1988 to May 1989, he also served as Treasurer of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Based solely on a review of the copies of such reports furnished to the Company, during the nine months ended December 31, 2002, all filings required of directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, were made on a timely basis.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the annual and long-term compensation which the Company and its subsidiaries paid to those persons who were, on December 31, 2002, the Chief Executive Officer and the four most highly compensated executive officers of the Company (hereinafter, the “named executive officers”) for services rendered in the nine months ended December 31, 2002, and in each of the fiscal years ended March 31, 2002 and 2001. Information is also included with respect to Jerrold Blair, who served as the Company’s Chief Executive Officer until July 26, 2002.

Summary Compensation Table

Name and Principal Position	Fiscal Period(2)	Annual Compensation(1)						Long-Term Compensation Awards
		Salary			Bonus(3)			Restricted Stock Awards(4)			Securities Underlying Options

Paul H. Stebbins, Chairman of the Board and Chief Executive Officer	2002 (9 mos) FY 2002 FY 2001	$ $ $	394,417 512,000 436,000		$ $ $	393,750 500,000 401,904			$491,250 — —	(5)	— — 150,000

Michael J. Kasbar, President and Chief Operating Officer	2002 (9 mos) FY 2002 FY 2001	$ $ $	373,583 374,982 290,250		$ $ $	393,750 726,560 401,914	(7)	$ $	491,250 297,500 —	(6) (6)	— 55,000 —

Michael Clementi President of the Aviation Fuel Services Segment	2002 (9 mos) FY 2002 FY 2001	$ $ $	306,000 356,000 356,000		$ $ $	291,250 225,000 75,000	(8)		$244,000 — —	(9)	— 25,000 —

Francis X. Shea Executive Vice President and Chief Financial Officer	2002 (9 mos) FY 2002 FY 2001	$ $	215,755 163,917 —		$ $	38,667 5,000 —			$58,800 — —	(10)	— 15,000 —

Robert S. Tocci Executive Vice President of the Company and President of the Marine Fuel Services Segment	2002 (9 mos) FY 2002 FY 2001	$ $ $	256,750 319,700 307,200		$ $	135,000 50,000 —			$196,000 — —	(11)	— — —

Jerrold Blair, Former Chairman of the Board and Chief Executive Officer	2002 (9 mos) FY 2002 FY 2001	$ $ $	3,890,113 612,000 612,000	(12)	$ $	— 600,000 638,000			— — —		— — 200,000

(1)	Perquisites to each officer did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any officer.

(2)	In August 2002, the Company changed its fiscal year from a March 31 year to a December 31 year. Amounts shown in the table for “2002 (9 mos)” are for the nine months ended December 31, 2002, and amounts shown for “FY 2002” and “FY 2001” are for the fiscal years ended March 31, 2002 and 2001, respectively.

(3)	A portion of the bonuses paid to Messrs. Stebbins and Kasbar has been deferred pursuant to the terms of their employment agreements. These deferred amounts bear interest at the prime rate until paid to the executives. See “Certain Employment Agreements” below. Portions of Mr. Blair’s bonuses during the fiscal years ended March 31, 2002 and 2001 were also deferred. The deferred amounts were paid to Mr. Blair in August 2002 as part of his severance payment.

(4)	The amounts shown in this column represent the dollar value of the restricted stock on the grant date, based on the closing price of the Company’s Common Stock on such date. Restricted stock awards vest at various times, as described in the footnotes below. Prior to vesting, a holder of restricted shares may vote the shares and receive dividends thereon, but may not transfer the shares.

(5)	In 2002, Mr. Stebbins received a stock grant of 25,000 shares, which vest in three equal annual installments starting in 2005. These are the only restricted shares owned by Mr. Stebbins. The value of these shares at December 31, 2002 was $512,500, based on a closing price of $20.50 for the Common Stock on the NYSE on December 31, 2002.

(6)	In 2002, Mr. Kasbar received a stock grant of 25,000 shares, which vest in three equal annual installments starting in 2005. In October 2001, Mr. Kasbar received a stock grant of 25,000 restricted shares, which vest in four equal installments over a term of four years. 6,250 of these shares vested in 2002. These are the only restricted shares owned by Mr. Kasbar. As of December 31, 2002, the value of the restricted shares that were not vested was $896,875, based on a closing price of $20.50 for the Common Stock on the NYSE on December 31, 2002.

(7)	In October 2001, Mr. Kasbar’s employment agreement was amended so that his bonus will be determined on a fiscal year basis, as opposed to the calendar year basis set forth in his previous employment agreement. Accordingly, the bonus shown in the table for the 2002 fiscal year covers 15 months of service (January 1, 2001 to March 31, 2002). The bonus shown in the table for the 2001 fiscal year is for services performed by Mr. Kasbar during calendar year 2000.

(8)	This amount includes $100,000 that Mr. Clementi was paid in July 2002, in accordance with his previous employment agreement.

(9)	In 2002, Mr. Clementi received a stock grant of 10,000 shares which vest as follows: 50% on July 1, 2006 and 50% on March 31, 2007. These are the only restricted shares owned by Mr. Clementi. The value of these shares at December 31, 2002 was $205,000, based on a closing price of $20.50 for the Common Stock on the NYSE on December 31, 2002.

(10)	In 2002, Mr. Shea received a stock grant of 3,000 shares which vest on September 1, 2005. These are the only restricted shares owned by Mr. Shea. The value of these shares at December 31, 2002 was $61,500, based on a closing price of $20.50 for the Common Stock on the NYSE on December 31, 2002.

(11)	In 2002, Mr. Tocci received a stock grant of 10,000 shares which vest on March 31, 2005. These are the only restricted shares owned by Mr. Tocci. The value of these shares at December 31, 2002 was $205,000, based on a closing price of $20.50 for the Common Stock on the NYSE on December 31, 2002.

(12)	On July 26, 2002, the Board elected Paul Stebbins as the Company’s new Chairman of the Board and Chief Executive Officer, and employed Mr. Blair as an advisor to the Chairman of the Board. Pursuant to the terms of Mr. Blair’s employment agreement, the Company was required to pay Mr. Blair a severance payment equal to three times his average salary and bonus during the five-year period preceding his termination, plus all deferred compensation. The amount of the severance payment was $3,644,446 and Mr. Blair’s deferred compensation totaled $1,649,672 as of July 31, 2002. These amounts were paid in August 2002.

Option Grants During Last Fiscal Period

None of the named executive officers received option grants from the Company during the nine months ended December 31, 2002.

Aggregated Option Exercises in Last Fiscal Period and Period-End Option Values

The table below sets forth certain information pertaining to stock options exercised and held by the named executive officers as of December 31, 2002:

Name	Shares Acquired On Exercise	Value Realized		Number of Shares Underlying Unexercised Options at 12/31/02		Value of Unexercised In-the-Money Options at 12/31/02(1)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Paul H. Stebbins	—	—		178,403	59,302	$1,757,860	$653,195
Michael J. Kasbar	—	—		139,653	46,597	$1,203,516	$400,734
Michael Clementi	—	—		30,434	19,566	$105,161	$41,089
Francis X. Shea	—	—		5,000	10,000	$40,500	$81,000
Robert S. Tocci	57,409	$596,563	(2)	—	—	—	—
Jerrold Blair	—	—		421,500	—	$3,563,625	—

(1)	Based on a fair market value of $20.50 per share for the Common Stock, as determined by using the closing price on the NYSE on December 31, 2002. Value is calculated by multiplying (a) the difference between $20.50 and the option exercise price, by (b) the number of shares of Common Stock underlying the option.

(2)	Value realized is calculated by multiplying (a) the difference between the closing price of the Common Stock on the NYSE as of the exercise date, and the option exercise price, by (b) the number of shares of Common Stock underlying the option.

Equity Compensation Plans

Stock Option Plans. In 1986, our shareholders approved the 1986 Employee Stock Option Plan (the “1986 Plan”), as amended. The 1986 Plan expired in 1996. Options granted under the 1986 Plan, but not yet exercised, survive the 1986 Plan until the options expire. Outstanding options under the 1986 Plan expire between January 2005 and March 2005.

In 1994, our shareholders approved the 1993 Non-Employee Directors Stock Option Plan. An amendment to the 1993 Plan will be submitted for shareholder approval at the Annual Meeting. For additional information regarding this amendment, the 1993 Plan, and the outstanding options under such plan, see “Proposal No. 2 — Amendment of the 1993 Non-Employee Directors Stock Option Plan,” below.

In 1997, our shareholders approved the 1996 Employee Stock Option Plan (the “1996 Plan”), as amended. Options granted under the 1996 Plan, but not yet exercised, survive the 1996 Plan until the options expire. Outstanding options at December 31, 2002 under the 1996 Plan expire between August 2006 and October 2011.

In August 2001, our shareholders approved the 2001 Omnibus Plan (the “2001 Plan”). As of December 31, 2002, the aggregate limit on the total shares of our common stock which may be issued under the 2001 Plan was approximately 797,000 shares, of which 117,000 shares are subject to options already issued and an additional 121,000 shares have been issued as restricted common stock grants.

In addition to the above option plans, in 1995 we issued certain non-qualified options to various employees. These options expire in January 2005. In July 2000, we granted a warrant to an investment-banking firm in connection with the engagement of such firm to provide advisory services to us. The warrant entitles the holder to purchase up to 50,000 shares of our common stock at an exercise price of $9.50 per share, for a period of three years. The options and warrant described in this paragraph were not approved by shareholders. All other stock option plans described above were approved by shareholders.

The following table summarizes the stock options and warrants outstanding as of December 31, 2002, and described in the preceding paragraphs (in thousands, except weighted-average exercise price):

	(a)	(b)	(c)
Plan name or description	Number of securities to be issued upon exercise of outstanding options, and warrant	Weighted-average exercise price of outstanding options, and warrant	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2001 Plan	117	$16.21	559
1996 Plan	923	13.11	—
1986 Plan	57	6.89	—
1993 Plan	80	15.33	6
2000 Warrant	50	9.50	—
1995 Options	26	6.89	—

	1,253	$12.99	565

Restricted Stock Grants. Under the 2001 Plan, we granted 25,000 restricted shares in October 2001 and 96,000 restricted shares during the nine months ended December 31, 2002. At December 31, 2002, there were 115,000 shares of unvested restricted stock outstanding, which shares will vest between October 2003 and September 2007. Prior to vesting, the holder of restricted shares may vote the shares and receive dividends thereon, but may not transfer them.

Certain Employment Agreements

In July 2002 our Board of Directors elected Paul H. Stebbins as Chairman and Chief Executive Officer and Michael J. Kasbar as President. In connection with these promotions, the Company amended the employment agreements with Messrs. Stebbins and Kasbar. These contracts contain substantially similar terms, and expire in July 2007. Under their new employment agreements, Messrs. Stebbins and Kasbar each receive an annual base salary of $525,000. Each of them also received a grant of 25,000 shares of restricted common stock. The restricted common stock grants vest in three equal installments in July 2005, 2006, and 2007. Effective April 1, 2002, Messrs. Stebbins and Kasbar are eligible to receive an annual bonus upon achievement of performance targets, which targets are based on diluted earnings per share growth and certain yearly objectives, agreed upon by the executives and the Compensation Committee. For the nine months ended December 31, 2002, Messrs. Stebbins and Kasbar received a prorated annual bonus. The bonus payout may range from 15% of base salary if at least 5% diluted earnings per share growth is achieved, to 200% of base salary if diluted earnings per share growth equals or exceeds 15%. The bonus cannot exceed $1,500,000 per year. See “Compensation Committee Report on Executive Compensation,” below.

The payment of any portion of the bonus causing the compensation of Messrs. Stebbins or Kasbar to exceed $1,000,000 during any fiscal year will be deferred and accrue interest at the prime rate, until a fiscal year during the employment term in which the executive earns less than $1,000,000; provided, however, that in the event of the executive’s death, the termination of the executive’s employment for any reason, or the expiration of the employment agreement, the deferred portion of any bonus, including any interest earned thereon, shall be paid to the executive within ten days of such death, termination or expiration. As of December 31, 2002, $12,424 and $113,239 was deferred under the employment agreements for Mr. Stebbins and Mr. Kasbar, respectively, for the nine months ended December 31, 2002.

Pursuant to their employment agreements, Messrs. Stebbins and Kasbar each is entitled to receive a cash severance payment if: (a) the Company terminates the executive for any reason other than death, disability or cause; (b) the executive resigns for good reason (generally a reduction in his responsibilities or compensation, or a breach by the Company), or resigns for any reason following a change of control of the Company; or (c) the Company elects not to renew the executive’s employment agreement upon expiration, for any reason other than cause. The severance payment is equal to two times the executive’s average salary and bonus during the three-year period preceding termination; provided, if (i) the termination occurs within three years after a change of control the multiple set forth above will be three instead of two, and (ii) in the case of a non-renewal, as described in item (c) above, the multiple will be one and the severance will be paid in 26 equal installments over a one year period. Upon any such termination the Company will continue to provide coverage to the executive under its group insurance plans for up to three years, and all of the executive’s stock options and stock grants will immediately vest. For purposes of these employment agreements, a “change of control” of the Company is defined as set forth in Section 8(c) of the 2001 Omnibus Plan.

The employment agreements with Messrs. Stebbins and Kasbar prohibit them from competing with the Company for a period of three years following the termination of employment for any reason.

The other named executive officers are employed pursuant to agreements entered into in 2002. The following table summarizes the principal terms of these agreements.

Name of Officer	Base Salary	Expiration Date
Michael Clementi	$425,000	March 31, 2007
Francis X. Shea	$290,000	August 31, 2005
Robert S. Tocci	$300,000(1)	March 31, 2005

(1) Mr. Tocci’s base salary will increase in the second and third year of his contract to $325,000 and $350,000, respectively.

Pursuant to the Company’s Annual Incentive Plan, each of the executive officers named above is eligible to receive an annual bonus, calculated as a percentage of base salary, if certain performance goals set by the Compensation Committee are achieved. The employment agreements with the executive officers named above prohibit them from competing with the Company for a period of one year following the termination of employment for any reason.

Compensation Committee Report on Executive Compensation

General. The Compensation Committee is responsible for establishing and administering the Company’s executive compensation programs, with the objective of making such compensation reasonable relative to market standards and to the shareholder value created. The Committee annually reviews the total compensation for the Company’s two most senior executives and makes recommendations to the Board of Directors, which has final approval for their compensation. The Committee also reviews and approves the compensation of the other executives of the Company and its subsidiaries, based on the recommendations of the Chief Executive Officer and the Chief Operating Officer.

In its review of executive compensation, the Committee considers a number of factors, including: (1) the executive’s individual performance and the performance of the business unit for which the executive is responsible; (2) the Company’s operating performance and the achievement of its strategic objectives; (3) business conditions in general and in the Company’s lines of business; (4) the Company’s performance during the year in light of such conditions; and (5) market compensation for executives of similar background and experience.

In evaluating compensation levels the Committee has found few other public companies with which exact comparisons to the Company can be made, and therefore does not rely solely on surveys to set compensation. However, the Committee does review pay levels at several other publicly held companies which are of a comparable size in terms of assets, number of employees and market capitalization. The Committee also sought advice from an international compensation consulting firm, which was engaged to assist the Committee in reviewing and refining various Company compensation plans.

Compensation Components. Executive compensation consists primarily of base salary, performance-based annual bonus and periodic grants of stock options and restricted stock. Base salaries are designed to be competitive in relation to industry standards and corporations of comparable size and complexity. All of the named executive officers and certain other executives are compensated under employment contracts with different levels of base salary. Employment agreements generally extend for two to five years.

With the assistance of the compensation consultants, the Committee has developed and approved a new Annual Incentive Plan, effective April 1, 2002, to replace the several different bonus arrangements used in the past for senior executives. All of the named executive officers are eligible to earn bonuses if performance goals, established at the beginning of each fiscal year, are achieved. The principal measure of performance is increased earnings per share, but the Committee may use other quantitative or qualitative measures. The Committee also retains discretion to adjust results each year to account for extraordinary items or events, to consider the effect of bonus payments on return on equity, and to take any other actions necessary to preserve the incentive features of the plan and maintain its market-competitiveness.

Under the Annual Incentive Plan, target award levels are established for each participant, expressed as a percentage of base salary. Target awards range from 100% of base salary for the Chief Executive Officer and the Chief Operating Officer, to 40% of base salary for more junior executives. Payouts range from 15% of target if at least 5% diluted earnings per share growth is achieved, to 200% of target if diluted earnings per share growth equals or exceeds 15%. A bonus payment cannot exceed the lower of 200% of base salary or $1,500,000 per year. The performance goals are based on growth in earnings per share after deduction of bonuses and taxes.

Stock options are awarded to executives as an element of long-term compensation, with the objective of encouraging the executives to become substantial shareholders. Options limit the amount of cash compensation expense for the Company and yield a profit to the executive only when other shareholders benefit. Options are awarded at market price, or higher at the discretion of the Committee, thus providing the optionee with an incentive to create value for the Company’s shareholders, as reflected in stock price appreciation. Option grants to executive officers are dependent upon many factors, including the individual’s prior and expected performance, its effect upon the Company, the level of position and responsibility, and potential for promotion. In order for an executive to exercise an option, he must remain in the employ of the Company until the time the options vest, which is usually one to three years after the option is awarded.

Restricted stock grants are awarded to executives as an element of performance-based compensation. In general, restricted stock is a grant of stock that is subject to forfeiture if specified vesting requirements are not satisfied. Typically, the vesting requirements relate to the continued employment of the recipient. Vesting of the restricted stock or restricted stock units may occur over a period of one to four years and may be based on achievement of performance targets for one or more years. Accelerated vesting may occur upon a change in control of the Company, death, disability, or involuntary termination of employment.

The Committee has established stock ownership requirements, to be achieved within three years, for all executives that participate in the Annual Incentive Plan, based on multiples of base salary. Pursuant to these guidelines, the Chief Executive Officer and the Chief Operating Officer are expected to own Common Stock having a value of at least three times their base salary. Other participants are expected to own Common Stock having a value that is at least equal to their base salary.

Chief Executive Officer and Chief Operating Officer Compensation. Upon the retirement of Jerrold Blair as Chairman in July 2002, the Board elected Mr. Stebbins Chairman and Chief Executive Officer and Mr. Kasbar President and Chief Operating Officer. Recognizing their 18-year relationship dating from the formation of Trans-Tec, Inc., which was acquired by the Company in 1995, and their partnership approach to the management of the Company, the Committee agreed to set their compensation at the same level. Mr. Stebbins’ salary was increased from $500,000 to $525,000 and Mr. Kasbar’s salary was increased from $437,500 to $525,000. Each executive was also awarded a grant of 25,000 restricted shares to vest equally in the last three years of their employment contracts, ending in 2007.

The annual incentive award for each executive, shown in the Summary Compensation Table, was based on the achievement of the budgeted growth in operating earnings per share for the fiscal period, before executive severance charges. The Committee also took into account the improvements achieved by management in the quality of the customer mix, financial liquidity, relations with institutional investors, and the time devoted to restructuring executive management and the planning involved with relocating the Company offices. All these management objectives were successfully achieved despite generally poor market conditions and instability in global oil markets.

John R. Benbow, Chairman

Jerome Sidel, Member

Ken Bakshi, Member

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee were employees of the Company during the nine months ended December 31, 2002. There were no “Compensation Committee Interlocks” during the nine months ended December 31, 2002.

Stock Performance Graph

In accordance with SEC regulations, the following graph compares the cumulative total shareholder return to the Company’s shareholders, during the nine months ended December 31, 2002 and the five-year period ended March 31, 2002, to the Russell 2000 Index and the Standard & Poor’s Energy Index. The graph assumes an initial investment of $100 on March 31, 1997 and reinvestment of all dividends. Prices have been adjusted for all stock splits. These indices relate only to stock prices and do not purport to afford a direct comparison of the business or financial performance of the Company and the companies included in such indices.

COMPARISON OF 69 MONTH CUMULATIVE TOTAL RETURN*

AMONG WORLD FUEL SERVICES CORPORATION, THE RUSSEL 2000 INDEX

AND THE S & P ENERGY INDEX

* $100 invested on 3/31/97 in stock or index-including reinvestment of dividends.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved www.researchdatagroup.com/S&P.htm

	Cumulative Total Return
	3/97	3/98	3/99	3/00	3/01	3/02	12/02
WORLD FUEL SERVICES CORPORATION	100.00	188.09	101.02	64.95	86.98	182.34	192.93
RUSSELL 2000	100.00	142.01	118.93	163.28	138.25	157.59	120.51
S & P ENERGY	100.00	125.15	126.17	145.03	153.55	160.48	130.53

Copyright © 2002 Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www. researchdatagroup.com/S&P.htm

PROPOSAL NO. 2—AMENDMENT TO THE 1993 NON-EMPLOYEE

DIRECTORS STOCK OPTION PLAN

Proposed Amendments

The 1993 Non-Employee Directors Stock Option Plan was adopted by the Board on December 15, 1993, and approved by the shareholders at the Annual Meeting of Shareholders on June 28, 1994. The purpose of the 1993 Plan is to help attract, retain and compensate highly qualified individuals, who are not employees of the Company, as members of the Board, and to encourage the Company’s Directors to maintain a personal investment in the Company. The 1993 Plan is scheduled to expire on December 15, 2003.

A total of 100,000 shares of Common Stock were originally reserved for issuance under the 1993 Plan. In 2000, our shareholders approved an amendment to the 1993 Plan increasing the available shares to 150,000. Of the 150,000 shares reserved for issuance under the 1993 Plan, only 4,750 currently remain available for issuance.

In order to continue to effectively award options under the 1993 Plan, the Board adopted an amendment to the 1993 Plan increasing the number of shares authorized for issuance under the 1993 Plan to 250,000, subject to the approval of the shareholders at the Annual Meeting. In addition, because the 1993 Plan is scheduled to expire at the end of 2003, the Board adopted an amendment to the 1993 Plan extending its expiration date for five years, or until December 15, 2008, subject to the approval of the shareholders at the Annual Meeting. These two amendments – an increase in authorized shares to 250,000 shares and an extension of the 1993 Plan until December 15, 2008 – are submitted for approval of shareholders at the Annual Meeting.

Summary Description of the 1993 Plan

The following is a general description of the principal features of the 1993 Plan. This summary does not purport to be complete and is qualified in its entirety by the terms of the 1993 Plan. A copy of the complete 1993 Plan, as modified pursuant to the amendments to be voted on at the Annual Meeting, is attached hereto as Appendix B.

Under the 1993 Plan, each member of the Board who is not employed by the Company or any of its subsidiaries or affiliates (a Non-Employee Director) receives a non-qualified option to purchase 5,000 shares when such person is first elected to the Board, and receives a non-qualified option to purchase 5,000 shares each year that such person is re-elected.

The exercise price for options granted under the 1993 Plan may not be less than the fair market value of the Common Stock, which is defined as the closing price for the Common Stock at the end of the day preceding the date of grant. Options granted under the 1993 Plan become fully exercisable one year after the date of grant. All options expire five years after the date of grant. The exercise price must be paid in cash or in Common Stock, subject to certain restrictions. In the event of certain corporate events or a change of control of the Company (as defined in the 1993 Plan), the options will become immediately exercisable.

Upon a Non-Employee Director’s death or disability, all of the Non-Employee Director’s options shall vest immediately, and the optionee’s legal representatives or heirs shall have twelve months within which to exercise the option, subject to its earlier expiration. Should an individual cease to serve as a Non-Employee Director for any reason other than death or disability, the individual may exercise those options which were vested as of the date the individual ceased to serve as a Director, at any time prior to the earlier of: (a) two years after the Director ceases to serve as a director; or (b) the expiration date of the option.

The Board may amend or terminate the 1993 Plan; however, no amendment may increase the number of shares of Common Stock reserved for options, extend the termination date of the 1993 Plan, permit the grant of options after the termination date of the 1993 Plan, or change the class of persons eligible to receive options, unless the Board also obtains the approval of the Company’s shareholders to such change. No amendment or termination of the 1993 Plan may, without the consent of the participant, impair the rights of a participant with respect to options granted prior to such amendment or termination.

Under current Federal income tax laws, stock options granted under the 1993 Plan will generally have the following tax consequences. The Directors will realize no income for Federal income tax purposes upon the grant of such stock options, and the Company, therefore, will receive no deduction at such time. At the time of exercise, however, the holder generally will recognize income, taxable as ordinary income, to the extent that the fair market value of the Common Stock received on the exercise date exceeds the exercise price. The Company will be entitled to a corresponding deduction for Federal income tax purposes in the year in which the stock option is exercised. If the Common Stock is held for at least one year and one day after exercise, long-term capital gain will be realized upon disposition of such Common Stock to the extent the amount realized on such disposition exceeds its fair market value as of the exercise date.

Option Awards under the 1993 Plan

The Company granted options to purchase 5,000 shares of Common Stock to each of Myles Klein, Ralph Feuerring, John Benbow, Jerome Sidel, Richard Kassar, Ken Bakshi and Luis Tinoco in August 2002 upon their re-election (or election) to the Board of Directors. J. Thomas Presby received a pro-rated grant of an option to purchase 1,500 shares in February 2003, when he was appointed to the Board. Pursuant to the 1993 Plan, the next award of options to Non-Employee Directors will be upon their re-election to the Board at the Annual Meeting. At that time, each Non-Employee Director who is elected to the Board will receive an option to purchase 5,000 shares of Common Stock, at an exercise price equal to the closing price of the Common Stock on the NYSE on the date prior to the Annual Meeting date. The closing price of the Common Stock on the NYSE on April 17, 2003, was $19.92.

New Plan Benefits — 2003

The following table sets forth the benefits or amounts that will be received by or allocated under the 1993 Plan to each of the following persons and groups for the calendar year 2003, to the extent that these benefits or amounts are determinable.

1993 Non-Employee Directors Stock Option Plan

Name and Principal Position	Dollar Value	Number of Units
Paul H. Stebbins, Chairman of the Board and Chief Executive Officer	N/A	N/A
Michael J. Kasbar, Director, President, and Chief Operating Officer	N/A	N/A
Michael Clementi, President of the Aviation Fuel Services Segment	N/A	N/A
Francis X. Shea, Executive Vice President and Chief Financial Officer	N/A	N/A
Robert S. Tocci, Executive Vice President of the Company and President of the Marine Fuel Services Segment	N/A	N/A
Executive Officers as a Group	N/A	N/A
Non-Employee Director Group (7 persons)	N/A	35,000	(1)
Non-Executive Officer Employee Group	N/A	N/A

(1) Pursuant to the 1993 Plan, each non-employee director who is elected to the Board will receive, on the Annual Meeting date, a stock option to purchase 5,000 shares of Common Stock.

Outstanding Options under the 1993 Plan

The following table sets forth information regarding options held by the Non-Employee Directors under the 1993 Plan as of December 31, 2002.

	Number of Shares Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
John Benbow	7,730	5,000	$57,029	$4,250
Ralph R. Feuerring	12,500	5,000	$71,400	$4,250
Myles Klein	15,000	5,000	$135,306	$4,250
Jerome Sidel	5,000	5,000	—	$4,250
Luis R. Tinoco	5,000	5,000	—	$4,250
Richard Kassar	—	5,000	—	$4,250
Ken Bakshi	—	5,000	—	$4,250
J. Thomas Presby	—	—	—	—

(1)	Based on a fair market value of $20.50 per share for the Common Stock, as determined by using the closing price on the NYSE on December 31, 2002. Value is calculated by multiplying (a) the difference between $20.50 and the option exercise price, by (b) the number of shares of Common Stock underlying the option.

Vote Required

The amendments to the 1993 Plan require the affirmative vote of a number of shares which exceeds the number of shares voted against the amendments. The Board has approved the amendments to the 1993 Plan and believes that these amendments are in the best interests of the Company and the shareholders. All Non-Employee Directors are eligible to participate in the Plan and thus have a personal interest in the approval of these amendments.

The Board Of Directors Unanimously Recommends A Vote For Approval Of The Amendments To The 1993 Plan.

COMPANY’S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board, upon recommendation of its Audit Committee, engaged PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to act as the Company’s independent public accountants, effective March 25, 2002. Arthur Andersen LLP (“Arthur Andersen”) had been the Company’s independent public accountants prior to March 25, 2002. PricewaterhouseCoopers has also been retained by the Company as its independent auditor for 2003. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire, and will be available to respond to questions. We do not expect that representatives of Arthur Andersen will attend the meeting.

The following is a description of the fees billed to the Company by PricewaterhouseCoopers during the nine months ended December 31, 2002:

Audit Fees. Audit fees billed to the Company by PricewaterhouseCoopers in connection with PricewaterhouseCoopers’ audit of the Company’s financial statements for the fiscal year ended March 31, 2002 totaled $237,000. Audit fees billed to the Company by PricewaterhouseCoopers in connection with PricewaterhouseCoopers’ audit of the Company’s financial statements for the nine months ended December 31, 2002, and the review of the interim financial statements for the nine months ended December 31, 2002, totaled $36,000.

Financial Information Systems Design and Implementation Fees. The Company did not engage PricewaterhouseCoopers to provide professional services regarding financial information systems design and implementation during the nine months ended December 31, 2002.

All Other Fees. Fees billed to the Company by PricewaterhouseCoopers during the nine months ended December 31, 2002 for all other non-audit services (including fees for tax-related services in the amount of approximately $60,000) totaled $63,000.

The Audit Committee approved all services provided by, and all fees paid to, PricewaterhouseCoopers. The Audit Committee has considered the services provided by PricewaterhouseCoopers and described above, and has determined that such services are compatible with maintaining PricewaterhouseCoopers’ independence.

The audit report of PricewaterhouseCoopers on the consolidated financial statements of the Company as of and for the nine months ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the nine months ended December 31, 2002, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers’ satisfaction, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreement in connection with its reports.

During the two fiscal years ended March 31, 2001, and through March 25, 2002, there were no disagreements between the Company and Arthur Andersen (the Company’s auditors during that period) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of the SEC’s Regulation S-K occurred within the two fiscal years ended March 31, 2002 or during the nine months ended December 31, 2002. The Company did not consult with its independent auditors regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K during the two fiscal years ended March 31, 2002, or during the nine months ended December 31, 2002.

PROPOSALS FOR THE 2004 ANNUAL MEETING

In order to be considered for inclusion in the Proxy Statement for the 2004 Annual Meeting, shareholders’ proposals must be received at the principal office of the Company, 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary, no later than December 1, 2003.

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the Annual Meeting. If, however, any other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

APPENDIX A

WORLD FUEL SERVICES CORPORATION

AUDIT COMMITTEE CHARTER

(The Board of Directors initially adopted this Charter on May 24, 2000 and last revised and adopted the Charter on February 3, 2003.)

PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Monitor the Company’s financial reporting process and internal control system.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Committee and/or its chairman shall have unrestricted access to Company management, its internal auditors and financial staff, and its independent auditors in carrying out its responsibilities. The Committee is authorized to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

COMPOSITION

The Audit Committee shall be comprised of at least three independent directors as determined by the Board and NYSE rules, each of whom has no relationship to the Company that may interfere with the exercise of his or her independent judgment. All members of the Committee shall be “financially literate,” i.e., have a basic understanding of finance and accounting, including the ability to read financial statements, and at least one member shall have accounting or related financial management expertise.

MEETINGS

The Committee shall meet at least quarterly and at such other times as circumstances require. The Committee shall meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

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RESPONSIBILITIES AND DUTIES

The Committee’s responsibility is one of oversight and it recognizes that Company management is responsible for preparing the Company’s financial statements. In providing oversight the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent accountants’ work.

The Committee’s responsibilities consist of the following:

General

•	Review and update this charter at least annually and cause it to be attached as an appendix to the proxy statement every three years.

•	Review with management and the independent accountants the Company’s Form 10-Q report prior to its filing, all Company earnings announcements prior to release, and the results of the independent accountants’ review of interim financial information pursuant to SAS 71. Such review shall include a review and discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”).

•	Review with management and the independent auditors the Company’s Annual Report on Form 10-K prior to its filing, including the financial statements contained therein and the disclosures made in the MD&A section thereof. Consider any significant findings during the year, including the status of any previous audit recommendations, and any serious difficulties or disputes with management encountered in the course of the audit, and management’s responses.

•	Review with the independent auditors their judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by management.

•	Perform an annual evaluation of the performance of the Committee.

•	Report regularly to the Board of Directors (the “Board”) and assist the Board in its oversight of the integrity of the Company’s financial statements.

Independent Auditors

The outside auditors are ultimately accountable to the Audit Committee. The Committee shall have the sole authority to retain and terminate the Company’s independent auditors, to approve fees and other compensation paid to the auditors, and to approve any significant non-audit relationship with the independent auditors. The Committee shall review the performance of the auditors at least annually, and shall:

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•	Ensure that the independent auditors submit to the Committee at least annually a formal written statement describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented. Assist the Board in its oversight of the independent auditors’ qualifications and independence.

•	Review the independent auditors’ annual audit plan and discuss the results of the audit with the auditors prior to releasing year-end earnings.

•	Review and approve requests for any management consulting engagement with the independent auditors, and set clear hiring policies for employees or former employees of the independent auditors.

•	Discuss with the independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, including the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices.

•	At least annually, obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

Internal Audit

•	Review with management and the Chief Audit Executive (CAE) the charter, plans, activities, staffing and organizational structure of the internal audit function.

•	Assist the Board in its oversight of the performance of the CAE and the Company’s internal audit function.

•	Review and concur in the appointment, replacement or dismissal of the CAE.

•	Review significant reports prepared by the internal audit department together with management’s responses and follow-up to those reports.

Legal Compliance

•	At least annually, review with Company counsel any legal matters that could have significant impact on the Company’s financial statements or its compliance with applicable laws and regulations.

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•	Assist the Board in its oversight of the Company’s compliance with legal and regulatory requirements.

Other Matters

•	Annually prepare a report to shareholders as required by the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement.

•	Review and discuss with management and the independent auditors the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management programs.

•	Review annually all directors’ and officers’ related party transactions and potential conflicts of interest.

•	Monitor and review annually the Company’s compliance with its Code of Corporate Conduct.

•	Review the policies and procedures with respect to officers’ expense accounts and perquisites, and consider the results of any review of the areas by the internal auditors or the independent auditors.

•	Perform such other functions as may be necessary or appropriate under law, the Company’s Charter or By-Laws or as directed by the Board of Directors.

•	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors. The Committee is authorized to retain these advisors without seeking Board approval.

•	The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

•	Form and delegate authority to subcommittees when it deems appropriate.

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APPENDIX B

1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1. Purpose. The purpose of this Plan is to help attract, retain and compensate highly qualified individuals who are not current employees of World Fuel Services Corporation (the “Company”) as members of the Board of Directors and, by encouraging ownership of a stock interest in the Company, to gain for the Company the advantages inherent in directors having a greater personal financial investment in the Company.

2. Definitions. As used herein, the following terms shall have the meanings indicated:

“Annual Meeting” means the annual meeting of the Company’s shareholders at which the Directors are elected.

“Annual Meeting Date” means the date of the Annual Meeting.

“Board” means the Company’s Board of Directors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Company” refers to World Fuel Services Corporation, a Florida corporation.

“Director” means a member of the Board.

“Eligible Director” means any person who is a member of the Board and who is not an employee, full time or part time, of the Company.

“Expiration Date” is the date specified in Section 7.4.

“Fair Market Value” of the Common Stock on any date of reference means the Closing Price of the Common Stock on the business day immediately preceding such date. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if such Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), or any similar system of automated dissemination of quotations of securities prices in common use, the closing bid quotation for such day of the Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low ask quotations for the

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Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and ask quotations for the Common Stock on at least 5 of the 10 preceding days.

“Initial Grant Date” means the date on which a person is first elected as a member of the Board, or the effective date of this Plan in the case of persons who were members of the Board prior to the adoption of this Plan.

“Option” (when capitalized) means any stock option granted under this Plan.

“Option Agreement” means the agreement between the Company and the Optionee for the grant of an option.

“Option Period” means the five-year period between the date an Option is granted and the expiration date of the Option.

“Optionee” means a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

“Plan” shall mean this 1993 Non-Employee Directors’ Stock Option Plan for the Company.

“Share(s)” shall mean a share or shares of the Common Stock.

3. Shares and Options. Subject to Section 9 of this Plan, the Company may grant to Optionees from time to time Options to purchase an aggregate of up to 250,000 Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

4. Grants of Options. Each Eligible Director shall receive an initial grant of an Option to purchase 5,000 Shares on the Initial Grant Date; provided, that if a Director is not elected at an Annual Meeting, the initial grant shall be reduced to a prorated amount, based on the number of days the Director will serve prior to the next Annual Meeting. In addition, each Eligible Director who is re-elected to serve as a director on the Annual Meeting Date, shall be granted an option to purchase 5,000 Shares each year on the Annual Meeting Date. On the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement, which shall specify the grant date and the exercise price and shall include or incorporate by reference the substance of this Plan and such other provisions consistent with this Plan as the Board may determine.

5. Exercise Price. The exercise price per Share of any Option shall be the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

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6. Exercise of Options. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the relevant Option Agreement, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee’s payment to the Company of the amount that is necessary for the Company to withhold in accordance with applicable Federal or state tax withholding requirements. The exercise price of any Shares purchased, and any required tax payment, shall be payable in cash or by tendering, either by actual delivery of shares or by attestation, Shares acceptable to the Committee, or in any combination thereof, as determined by the Committee. If payment is made in cash, it may be made by certified or official bank check, personal check or money order. If payment is made by the tender of Shares, the Fair Market Value of each such Share shall be determined as of the day the Shares are tendered for payment or, if no sale has been made on such date, then on the last preceding day on which such sale shall have been made. Any excess of the value of the tendered Shares over the purchase price will be returned to the Optionee as follows:

(i) Any whole Shares remaining in excess of the purchase price will be returned to the Optionee in kind, and may be represented by one or more certificates as determined by the Company in its sole discretion.

(ii) Any partial Shares remaining in excess of the purchase price will be returned to the Optionee in cash.

No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 9 hereof.

7. Exercise Schedule for Options.

7.1 Each Option granted hereunder upon the Initial Grant Date shall be exercisable on the Annual Meeting Date immediately following the date of grant; provided, that if a Director is not elected at an Annual Meeting, his or her Option shall be exercisable one year after the Initial Grant Date.

7.2 Each Option granted hereunder upon an Eligible Director’s re-election to the Board shall become fully exercisable on the Annual Meeting Date immediately following the date of grant.

7.3 Notwithstanding the foregoing provisions, each outstanding Option shall become fully exercisable immediately upon the occurrence of any of the following events:

(a) any person or “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan or plans of the Company and its subsidiaries, becomes the beneficial owner, directly

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or indirectly, of twenty percent (20%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

(b) any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

(c) the individuals who, as of March 1, 2003 (the “Effective Date”), constitute the Board of Directors of the Company (the “Board” generally and as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least two-thirds ( 2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds ( 2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds ( 2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds ( 2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds ( 2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date hereof whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds ( 2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(d) there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

7.4 The expiration date of an Option (“Expiration Date”) shall be 5 years from the date of grant of the Option, subject to earlier termination pursuant to Section 8.

8. Termination of Option Period. An Optionee whose directorship terminates for any reason other than death or disability (as defined in Section 105(d)(4) of the Code) shall be entitled to exercise any Options which were exercisable on the date of termination at any time prior to the earlier of: (a) two (2) years after the date he ceases to serve as a director; or (b) the Expiration Date. After such period, such Options shall be null and void. In the case of termination of the directorship by reason of the Director’s death or disability within the meaning of Section 105(d)(4) of the Code, the Option or any portion thereof which was not exercisable on the date of termination shall be accelerated and become immediately exercisable, and the period to exercise such Option shall be twelve (12) months following the date of death or disability, subject to the earlier expiration of the Option Period. The estate of an Optionee who dies, or a person who acquires the right to exercise an Option, including any portion of such Option which was not exercisable at the time of death, by bequest or inheritance or by reason of the death of

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the Optionee, may exercise the Option only within the twelve-month period after the death of the Optionee, subject to the earlier expiration of the Option Period.

9. Adjustment of Shares.

9.1 Option Agreements evidencing Options shall be subject to adjustment by the Board as to the number and price of Shares subject to such Options in the event of changes in the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Option. In the event of any such change in the outstanding Shares, the aggregate number of Shares available under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive.

9.2 Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Shares then subject to outstanding Options granted under the Plan.

9.3 Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.

10. Transferability of Options. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee’s lifetime only by the Optionee.

11. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Board may require such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any applicable law or regulation including, but not limited to, the following:

(a) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that Optionee is acquiring the Shares to be issued for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of

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any securities law deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

12. Administration of the Plan. The Plan shall be administered by the Board, which shall have the authority to adopt such rules and regulations and to make such determinations as are not inconsistent with the Plan and as are necessary or desirable for the implementation and administration of the Plan, provided that the Board does not have any discretion with respect to the grant of options under the Plan.

13. Interpretation.

13.1 If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan. Without limiting the generality of the foregoing, Option grants, exercises and other transactions under this Plan are intended to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(d). To the extent any provision of the Plan or action by the Board hereunder is inconsistent with the foregoing requirements, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

13.2 The determinations and the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. This Plan shall be governed by the laws of the State of Florida. Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

13.3 The provisions of Sections 7.1 and 8 shall supersede any contrary provisions contained in Option Agreements entered into prior to December 9, 2002.

14. Term of Plan; Amendment and Termination of the Plan.

14.1 This Plan is effective as of December 15, 1993, the date of its original adoption by the Board, subject to approval by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the next Annual Meeting of Shareholders of the Company, which is scheduled to be held in 1994. This Plan shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option shall be granted after December 15, 2008.

14.2 The Board may from time to time amend, terminate or suspend the Plan or any Option; provided, however that, except to the extent provided in Section 9, no such amendment may (i) without approval by the Company’s shareholders, increase the number of Shares reserved for Options or change the class of persons eligible to receive Options or involve any other change or modification requiring shareholder approval under Rule 16b-3 of the Exchange Act; (ii) permit the granting of Options that expire beyond the maximum 5-year period described in Subsection 7.4; (iii) extend the termination date of the Plan as set forth in Section 14.1; or (iv) give the directors discretion with respect to the grant of options; and, provided

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further, that, except to the extent otherwise specifically provided in Section 8, no amendment, termination or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee. Any termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated.

14.3 Notwithstanding anything else contained herein, the provisions of this Plan which govern the number of Options to be awarded to Directors, the exercise price per share under each such Option, when and under what circumstances an Option will be granted, and the period within which each Option may be exercised, shall not be amended more than once every six months (even with shareholder approval), other than to conform to changes in the Code, or the rules promulgated thereunder, and under the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission.

15. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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PROXY

Annual Meeting of Shareholders

of World Fuel Services Corporation

to be Held on May 27, 2003

The undersigned hereby appoints Paul H. Stebbins and Michael J. Kasbar, and each of them severally, as proxies, each with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of Common Stock of World Fuel Services Corporation held of record on April 15, 2003 by the undersigned at the Annual Meeting of Shareholders to be held on May 27, 2003, or any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be Signed on Reverse Side)

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ __ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

1. Election of Directors:	☐ FOR	☐ WITHHOLD
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:	Paul H. Stebbins Michael J. Kasbar John R. Benbow Myles Klein Jerome Sidel Luis R. Tinoco Ken Bakshi Richard A. Kassar J. Thomas Presby

Instruction:	To withhold authority to vote for an individual nominee, strike a line through the nominee’s name in the list above. IF AUTHORITY IS NOT SO WITHHELD, THE PROXY WILL BE VOTED TO ELECT ALL NOMINEES.

2.	To amend the 1993 Non-Employee Stock Option Plan to: (a) increase the shares available for issuance of options under the 1993 Plan to 250,000 shares; and (b) extend the term of the 1993 Plan until December 15, 2008. ☐ FOR ☐ AGAINST

3.	In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS DESCRIBED HEREIN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

We have enclosed an envelope for your convenience in returning your proxy.

SIGNATURE                                DATE                                 SIGNATURE                                 DATE

NOTE:	Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give the title as such. When shares have been issued in the name of two or more persons, all should sign.